Exhibit 99.4
TARGA VENICE OPERATIONS

Report of Independent Registered Public Accounting Firm
To the Stockholder and Board of Directors of Targa Resources, Inc.:
In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, of changes in owners’ equity and of cash flows present fairly, in all material respects, the financial position of the Targa Venice Operations at December 31, 2009 and 2008, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2009 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the management of Targa Resources, Inc. Our responsibility is to express opinions on these financial statements based on our audits. We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
As discussed in Notes 6 and 8 to the financial statements, Targa Venice Operations has engaged in significant transactions with its parent company, Targa Resources, Inc. and its subsidiaries, related parties.
/s/PricewaterhouseCoopers LLP
Houston, Texas
September 21, 2010

TARGA VENICE OPERATIONS
CONSOLIDATED BALANCE SHEETS

	December 31,
	2009	2008
	(In millions)
ASSETS
Current assets:
Cash and cash equivalents	$5.6	$21.7
Trade receivables	1.2	1.0
Receivables from affiliates	19.6	3.3
Inventory	0.2	—
Other current assets	0.3	0.1

Total current assets	26.9	26.1

Property, plant and equipment, at cost	226.1	225.0
Accumulated depreciation	(17.9)	(5.4)

Property, plant and equipment, net	208.2	219.6
Other long-term assets	1.5	1.4

Total assets	$236.6	$247.1

LIABILITIES AND OWNERS’ EQUITY
Current liabilities:
Accounts payable	$14.1	$0.8
Accrued liabilities	18.0	21.0

Total current liabilities	32.1	21.8

Long-term debt allocated from Targa	151.8	141.8
Long-term debt payable to Targa	2.8	2.6
Other long-term liabilities	24.1	25.0

Commitments and contingencies (see Note 7)

Owners’ equity:
Parent investment (deficit)	(12.6)	15.7
Noncontrolling interest in VESCO	38.4	40.2

Total owners’ equity	25.8	55.9

Total liabilities and owners’ equity	$236.6	$247.1

See notes to consolidated financial statements

TARGA VENICE OPERATIONS
CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended December 31,
	2009	2008	2007
	(In millions)
Revenues from third parties	$9.2	$3.7	$—
Revenues from affiliates	158.6	45.2	—

Total operating revenues	167.8	48.9	—

Costs and expenses:
Product purchases from third parties	109.1	32.1	—
Product purchases from affiliates	12.1	3.8	—
Operating expenses	13.4	5.2	—
Depreciation and amortization expenses	12.6	5.4	—
General and administrative expenses	9.6	1.8	—
Casualty loss adjustment (see Note 9)	(3.1)	8.0	—

Total costs and expenses	153.7	56.3	—

Income (loss) from operations	14.1	(7.4)	—
Other income (expense):
Equity in earnings of VESCO	—	8.9	3.5
Interest expense allocated from Targa	(10.2)	(4.9)	(0.2)
Other interest expense	(0.1)	—	—
Insurance gain (see Note 9)	—	6.6	—

Net income	3.8	3.2	3.3
Less: Net income (loss) attributable to noncontrolling interest in VESCO	4.6	(1.6)	—

Net income (loss) attributable to Targa Resources, Inc.	$(0.8)	$4.8	$3.3

See notes to consolidated financial statements

TARGA VENICE OPERATIONS
CONSOLIDATED STATEMENT OF CHANGES IN OWNERS’ EQUITY

		Noncontrolling
	Parent	Interest in Venice
	Investment	Energy Services
	(Deficit)	Company, L.L.C.	Total
	(In millions)
Balance, December 31, 2006	$63.2	$—	$63.2
Distributions	(11.1)	—	(11.1)
Net income	3.3	—	3.3

Balance, December 31, 2007	55.4	—	55.4
Distributions	(44.5)	—	(44.5)
Consolidation of non-controlling interest in VESCO	—	41.8	41.8
Net income (loss)	4.8	(1.6)	3.2

Balance, December 31, 2008	15.7	40.2	55.9
Distributions	(27.5)	(6.4)	(33.9)
Net income (loss)	(0.8)	4.6	3.8

Balance, December 31, 2009	$(12.6)	$38.4	$25.8

See notes to consolidated financial statements

TARGA VENICE OPERATIONS
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2009	2008	2007
	(In millions)
Cash flows from operating activities:
Net income	$3.8	$3.2	$3.3
Adjustments to reconcile net income to cash flows provided by operating activities:
Depreciation and amortization expense	12.6	5.4	—
Interest expense	10.3	4.9	0.2
Accretion of asset retirement obligations	1.6	0.8	—
Equity in earnings of VESCO, gross (see Note 3)	—	(10.2)	(7.0)
Change in operational assets and liabilities:
Accounts receivable and other current assets	(17.0)	75.7	19.2
Accounts payable and other accrued liabilities	7.7	(22.1)	—

Net cash provided by operating activities	19.0	57.7	15.7

Cash flows from investing activities:
Purchases of property, plant and equipment	(1.2)	(3.7)	—
Contribution to investment in VESCO	—	—	(4.6)
Acquisition of controlling interest of VESCO, net of cash acquired	—	(124.9)	—

Net cash used in investing activities	(1.2)	(128.6)	(4.6)

Cash flows from financing activities:
Parent distributions	(27.5)	(44.5)	(11.1)
Allocation of debt from Targa	—	137.1	—
Distributions to noncontrolling interest in VESCO	(6.4)	—	—

Net cash provided by (used in) financing activities	(33.9)	92.6	(11.1)

Net increase (decrease) in cash and cash equivalents	(16.1)	21.7	—
Cash and cash equivalents, beginning of period	21.7	—	—

Cash and cash equivalents, end of period	$5.6	$21.7	$—

See notes to consolidated financial statements

TARGA VENICE OPERATIONS
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
Except as noted within the context of each footnote disclosure, the dollar amounts presented in the tabular data within these footnotes are stated in millions of dollars.
Note 1—Organization, Operations and Basis of Presentation
These consolidated carve out financial statements for the Targa Venice Operations include the following business operations and activities of Targa Resources, Inc. (“Targa” or “Parent”):
•	The joint venture operations of Venice Energy Services Company, L.L.C. (“VESCO”), a Delaware Limited Liability Company, and its wholly-owned subsidiary Venice Gathering System (“VGS”), which are included herein as follows:
•	As an equity method investment prior to August 1, 2008 due to Targa’s 22.9% ownership interest in VESCO.

•	As a consolidated subsidiary subsequent to July 31, 2008 due to the purchase of an additional ownership interest which provided Targa a controlling 76.8% interest in VESCO. See Note 3.
•	Targa management and commercial activities incidental to its role as operator of VESCO joint venture for which it receives a management fee from VESCO.

•	The financial effects of pushdown accounting related to the Targa acquisitions of its VESCO interests. See Note 3.
VESCO provides midstream energy services, including gathering, treating, and processing services, to producers of natural gas in the Gulf of Mexico. VGS is an offshore gathering system that collects natural gas from producers and transports these volumes to the system’s gas processing plant. VGS is a regulated interstate pipeline under rules and regulation of the Federal Energy Regulatory Commission.
We have prepared these carveout consolidated financial statements in accordance with accounting principles generally accepted in the United States of America (“GAAP”). These consolidated financial statements include the accounts of VESCO, which holds our operational assets, and include the financial effects of pushdown accounting and Targa allocations of general and administrative expenses and interest expense. All significant intercompany balances and transactions have been eliminated. Transactions among us and other Targa operations have been identified in these consolidated financial statements as transactions among affiliates. Targa employs VESCO’s personnel and manages its operations. See Note 8.
In preparing the accompanying consolidated financial statements, we have reviewed, as determined necessary, events that occurred after December 31, 2009, up until the issuance of the financial statements, which occurred on September 21, 2010. See Note 11.
Note 2—Significant Accounting Policies
Consolidation Policy. These consolidated financial statements include our accounts and those of our majority-owned subsidiary in which we have a controlling interest. Noncontrolling interest represents third party ownership in the net assets of our consolidated subsidiary, VESCO, subsequent to August 1, 2008. For financial reporting purposes, the assets and liabilities of VESCO are consolidated in whole with the third party investors’ share of net assets reported as a component of owners’ equity. In the statements of operations, noncontrolling interest reflects the third party investor’s share of VESCO earnings. Distributions to the third party investors are reported as adjustments to the noncontrolling interest owners’ equity.
Allocation of Costs. These statements include the direct costs of operations and employees dedicated to those operations, as well as an allocation of indirect and general and administrative costs and interest costs on allocated debt applicable to Targa’s share of its investment in VESCO. See Note 8.

Property, Plant and Equipment. Property, plant, and equipment are stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets.
Expenditures for maintenance and repairs are expensed as incurred. Expenditures to refurbish assets that extend the useful lives or prevent environmental contamination are capitalized and depreciated over the remaining useful life of the asset. We capitalize certain costs directly related to the construction of assets including internal labor costs, interest, and engineering costs. Upon disposition or retirement of property, plant, and equipment, any gain or loss is charged to operations.
We evaluate the recoverability of our property, plant and equipment when events or circumstances such as economic obsolescence, the business climate, legal and other factors indicate we may not recover the carrying amount of the assets. Asset recoverability is measured by comparing the carrying value of the asset with the asset’s expected future undiscounted cash flows. These cash flow estimates require us to make projections and assumptions for many years into the future for pricing, demand, competition, operating cost and other factors. If the carrying amount exceeds the expected future undiscounted cash flows we recognize an impairment loss to write down the carrying amount of the asset to its fair value as determined by quoted market prices in active markets or present value techniques if quotes are unavailable. The determination of the fair value using present value techniques requires us to make projections and assumptions regarding the probability of a range of outcomes and the rates of interest used in the present value calculations. Any changes we make to these projections and assumptions could result in significant revisions to our evaluation of recoverability of our property, plant and equipment and the recognition of an impairment loss in our combined statements of operations.
Cash and Cash Equivalents. Cash and cash equivalents include all cash on hand, demand deposits and investments with original maturities of three months or less. We consider cash equivalents to include short-term, highly liquid investments that are readily convertible to known amounts of cash and are subject to an insignificant risk of change value.
Asset Retirement Obligations (“AROs”). AROs are legal obligations associated with the retirement of tangible long-lived assets that result from the asset’s acquisition, construction, development and/or normal operation. An ARO is initially measured at its estimated fair value. Upon initial recognition of an ARO, we record an increase to the carrying amount of the related long-lived asset and an offsetting ARO liability. We depreciate the capitalized ARO using the straight-line method over the period during which the related long-lived asset is expected to provide benefits. After the initial period of ARO recognition, we revise the ARO to reflect the passage of time or revisions to the amounts of estimated cash flows or their timing.
Changes due to the passage of time increase the carrying amount of the liability because there are fewer periods remaining from the initial measurement date until the settlement date; therefore, the present values of the discounted future settlement amount increases. We record these changes as a period cost called accretion expense. Changes resulting from revisions to the timing or the amount of estimated future asset retirement costs increase or decrease the carrying amounts of the ARO asset and liability. Upon settlement, we will recognize a gain or loss to the extent that the settlement cost differs from the recorded ARO amount.
Revenue Recognition. Our primary types of sales and service activities reported as operating revenues include sales of natural gas liquids (“NGLs”) and condensate; and natural gas processing, from which we generate revenues through the compression, gathering, treating, and processing of natural gas. We recognize revenue when all of the following criteria are met: (1) persuasive evidence of an exchange arrangement exists, if applicable, (2) delivery has occurred or services have been rendered, (3) the price is fixed or determinable and (4) collectability is reasonably assured.
The Venice Operations provide midstream energy services, including gathering, treating, and processing services, to producers of natural gas in the Gulf of Mexico. VGS is an offshore gathering system that collects natural gas from producers and transports these volumes to the system’s gas processing plant. VGS is a regulated interstate pipeline under rules and regulation of the Federal Energy Regulatory Commission.

For processing services, we receive either fees or a percentage of commodities as payment for these services, depending on the type of contract. Under percent-of-proceeds contracts, we are paid for our services by keeping a percentage of the NGLs extracted. In percent-of-proceeds arrangements, we remit either a percentage of the proceeds received from the sales of NGLs or return NGLs to the producer at the tailgate of the plant. Under the terms of percent-of-proceeds and similar contracts, we may purchase the producer’s share of the processed commodities for resale or deliver the commodities to the producer at the tailgate of the plant. Percent-of-value and percent-of-liquids contracts are variations on this arrangement. Under keep-whole contracts, we keep the NGLs extracted and return the processed natural gas and the value of the NGL plant thermal replacement to the producer. NGLs that we receive for services or purchase for resale are in turn sold and recognized in accordance with the criteria outlined above. Under fee-based contracts, we receive a fee based on inlet volumes.
A significant portion of our processing contracts are hybrid contracts under which settlements are made on a percent-of-liquids, fee or keep-whole basis, depending on market conditions. In periods of favorable processing economics, these contracts will settle on a percent-of-liquids basis in which we remit a negotiated percentage of NGLs extracted. In periods of unfavorable processing economics, we will receive a stipulated fee based on inlet volumes.
We report revenues gross in the statements of operations. Except for fee-based contracts, we act as the principal in the transactions where we receive commodities, take title to the natural gas and NGLs, and incur the risks and rewards of ownership.
Gas Processing Imbalances. Quantities of natural gas and/or NGLs over-delivered or under-delivered related to certain gas plant operational balancing agreements are recorded monthly as inventory or as a payable using weighted average prices as of the time the imbalance was created. Inventory imbalances receivable are valued at the lower of cost or market; inventory imbalances payable are valued at replacement cost. These imbalances are settled either by current cash-out settlements or by adjusting future receipts or deliveries of natural gas or NGLs.
Environmental Liabilities. Liabilities for loss contingencies, including environmental remediation costs arising from claims, assessments, litigation, fines, and penalties and other sources are charged to expense when it is probable that a liability has been incurred and the amount of the assessment and/or remediation can be reasonably estimated. See Note 7.
Use of Estimates. The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the period. Estimates and judgments are based on information available at the time such estimates and judgments are made. Adjustments made with respect to the use of these estimates and judgments often relate to information not previously available. Uncertainties with respect to such estimates and judgments are inherent in the preparation of financial statements. Estimates and judgments are used in, among other things, (1) estimating unbilled revenues and operating and general and administrative costs, (2) developing fair value assumptions, including estimates of future cash flows and discount rates, (3) analyzing long-lived assets for possible impairment, (4) estimating the useful lives of assets and (5) determining amounts to accrue for contingencies, guarantees and indemnifications. Actual results could differ materially from estimated amounts.
Accounting Pronouncements Recently Adopted
Financial Accounting Standards Board (“FASB”) Codification
In June 2009, FASB issued the FASB Accounting Standards Codification (the “Codification” or “ASC”) as the source of authoritative GAAP recognized by FASB to be applied by nongovernmental entities. Rules and interpretive releases of the Securities and Exchange Commission (“SEC”) under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. The Codification is effective for financial statements issued for interim and annual periods ending after September 15, 2009. As of the effective date, the Codification supersedes all then-existing non-SEC accounting and reporting standards. All other non-grandfathered non-SEC accounting literature not included in the Codification has become non-authoritative.

Following the Codification, FASB will no longer issue new standards in the form of Statements, FASB Staff Positions, or Emerging Issues Task Force Abstracts. Instead, it will issue Accounting Standards Updates (“ASUs”). FASB will not consider ASUs as authoritative in their own right. They will serve only to update the Codification, provide background information about the guidance, and provide the basis for conclusions on changes in the Codification.
Other
In December 2007, FASB issued guidance that requires all entities to report noncontrolling interests in subsidiaries as a separate component of equity in the consolidated statement of financial position, to clearly identify consolidated net income attributable to the parent and to the noncontrolling interest on the face of the consolidated statement of income, and to provide sufficient disclosure that clearly identifies and distinguishes between the interest of the parent and the interests of noncontrolling owners. It also establishes accounting and reporting standards for changes in a parent’s ownership interest and the valuation of retained noncontrolling equity investments when a subsidiary is deconsolidated. We adopted these amended provisions effective January 1, 2009, which required retrospective reclassification of our consolidated financial statements for all periods presented in this filing. As a result of adoption, we have reclassified our noncontrolling interest (formerly minority interest) on our consolidated balance sheets, from a component of liabilities to a component of equity and have also reclassified net income attributable to noncontrolling interest on our consolidated statements of operations, to below net income for all periods presented.
In May 2009, FASB issued guidance that establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. This guidance sets forth (1) the period after the balance sheet date during which management of a reporting entity should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements, (2) the circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements, and (3) the disclosures that an entity should make about events or transactions that occurred after the balance sheet date. It is effective for interim and annual periods ended after June 15, 2009 and should be applied prospectively. Our adoption did not have a material impact on our financial statements.
In June 2009, the SEC Staff issued guidance that amends or rescinds portions of the SEC staff’s interpretive guidance included in the Staff Accounting Bulletin Series in order to make the relevant interpretive guidance consistent with the ASC. Our adoption did not have a material impact on our consolidated financial statements.
Note 3—Investment in and Acquisition of Controlling Interest in VESCO
Prior to July 31, 2008 Targa’s 22.9% ownership interest in the VESCO System was considered an equity method investment with our share of earnings recorded as equity earnings in our statement of operations. On July 31, 2008, Targa acquired an additional 53.9% interest, giving us effective control. We have consolidated the operations of the VESCO System in our financial results commencing August 1, 2008. Although the acquisition of the additional 53.9% interest is material to our ownership in the Venice Operations as reflected in these financial statements, the acquisition was not a material acquisition to our Parent.

The following table shows our equity earnings and cash contributions for the periods in which the investment was classified as an equity investment for the years indicated:

	December 31,
	2008 (1)	2007
Equity in earnings, gross (2)	$10.2	$7.0
Management fees received (3)	1.7	3.6
Operating expenses (3)	(0.1)	(0.4)
General and administrative expenses (3)	(2.9)	(6.7)

Equity in earnings	$8.9	$3.5

Cash contributions	$—	$4.6

(1)	For 2008, our equity in earnings of VESCO includes only our share of its results for the seven months ended July 31, 2008.

(2)	Our equity earnings for 2008 and 2007 include $4.1 million and $3.1 million for partially settled business interruption claims related to Hurricanes Katrina and Rita. See Note 9.

(3)	For the periods that VESCO was considered an equity method investment, we have adjusted our equity earnings for management fees received, allocations of general and administrative expenses and operating expenses from Targa.
The following tables show summarized financial information for our unconsolidated investment in VESCO for the periods indicated:

	Seven Months	Year Ended
	Ended July 31,	December 31,
	2008	2007
	Unaudited
Revenues	$137.0	$157.5
Cost of sales and operations	117.1	139.4
Net income	19.9	18.1

	As of July 31,	As of December 31,
	2008	2007
	Unaudited
Current assets	$51.1	$54.3
Property, pant and equipment, net	194.3	139.9
Other assets	1.6	0.3

Total assets	$247.0	$194.5

Curent liabilities	$44.0	$25.5
Long-term liabiliites	22.9	8.8
Owners’ equity	180.1	160.2

Total liabilities and owners’ equity	$247.0	$194.5

The $124.9 million purchase price for the additional 53.9% ownership interest, net of cash acquired, was allocated based upon the estimated fair value of the assets acquired as of the acquisition date as well as the net book value of Targa’s previously recorded equity method investment. Under purchase accounting, the assets were recorded at their fair value, which resulted in an increase to the book value of property, plant and equipment of $27.0 million to a total of $221.3 million.
Upon consolidation, we recorded a noncontrolling interest of $41.8 million representing the noncontrolling partner’s percentage ownership in VESCO. We present this amount as noncontrolling interest as a component of owners’ equity and the noncontrolling interest’s share of income are stated separately in the consolidated statements of operations.
The following supplemental information for the results of operations is presented on a pro forma basis for the year of acquisition and the comparable prior year as if the acquisition of our controlling interest in VESCO had been completed at the beginning of each of these periods.

	Year Ended December 31,
	2008	2007
	Unaudited
Revenues from third parties	$18.8	$16.1
Revenues from affiliates	171.2	144.5

Total operating revenues	190.0	160.6

Costs and expenses:
Product purchases from third parties	120.8	98.9
Product purchases from affiliates	8.5	3.1
Operating expenses	22.3	30.8
Depreciation and amortization expenses	12.6	8.2
General and administrative expenses	4.3	5.0
Other	8.1	(0.4)

Total costs and expenses	176.6	145.6

Income from operations	13.4	15.0
Other income (expense):
Equity in earnings of VESCO	—	—
Interest expense	(10.0)	(8.9)
Other	6.7	—

Net income	10.1	6.1
Less: Net income attributable to noncontrolling interest in VESCO	3.0	4.2

Net income (loss) attributable to Targa Resources, Inc.	$7.1	$1.9

Note 4—Property, Plant and Equipment
Property, plant and equipment, at cost, and the related estimated useful lives of the assets were as follows as of the dates indicated:

	December 31,		Estimated useful lives
	2009	2008	(In years)
Natural gas gathering systems	$20.3	$19.6	5 to 20
Processing and fractionation facilities	85.5	83.5	5 to 25
Transportation assets	106.1	105.4	10 to 25
Other property, plant and equipment	13.3	15.9	3 to 25
Land	0.5	0.1	—
Construction in progress	0.4	0.5	—

Property, plant and equipment	$226.1	$225.0

Note 5—Asset Retirement Obligations
Our asset retirement obligations are included in our consolidated balance sheets as a component of other long-term liabilities. The changes in our asset retirement obligations are as follows:

	Year Ended December 31,
	2009	2008
Beginning of period	$17.7	$—
Change in cash flow estimate	(2.6)	—
Accretion	1.6	0.8
Acquisition of controlling interest in VESCO	—	16.9

End of period	$16.7	$17.7

Note 6—Debt Obligations
Our debt obligations consisted of the following as of the dates indicated:

	December 31,
	2009	2008
Allocated debt from Targa, variable rate (including accrued interest of $14.7 million and $4.7 million)	$151.8	$141.8
Note payable to Targa, 10% fixed rate, due December 2011 (including accrued interest of $0.8 million and $0.6 million)	2.8	2.6
On January 1, 2007, Targa contributed to us $2.2 million in affiliated indebtedness and accrued interest applicable to our business. We include the financial effects of this affiliated indebtedness in our consolidated financial statements. On July 31, 2008, Targa allocated to us an additional $137.1 million associated with our acquisition of the controlling interest in Venice Energy Services L.L.C.

The following table summarizes the financial effects of this affiliated and allocated indebtedness:

Original Principal December 31, 2005	$2.0
Interest accrued during 2005 and 2006	0.2

Parent debt contributed January 1, 2007	2.2
Interest accrued during 2007	0.2

Outstanding debt at December 31, 2007	2.4
Debt allocated from Targa, July 31, 2008	137.1
Interest accrued during 2008	4.9

Outstanding debt at December 31, 2008	144.4
Interest accrued during 2009	10.2

Outstanding debt at December 31, 2009	$154.6

Interest on note payable to Targa is reflective of the weighted average interest rate incurred by Targa under its outstanding borrowings. The carrying amount of the note payable to Targa approximates its fair value as of December 31, 2009.

Note 7—Commitments and Contingencies
Surface and underground access for gathering, processing, and distribution assets that are located on property not owned by us is obtained through site leases and right-of-way agreements, which require annual rental payments and expire at various dates through 2099. Future non-cancelable commitments related to these obligations are less than $0.1 million per year through 2014 and less than $0.9 million thereafter. Total expenses related to land site lease and right-of-way agreements were $0.5 million and $0.3 million in 2009 and 2008.
Legal and Environmental
The Louisiana Department of Revenue has asserted claims against VESCO seeking payment of allegedly due Louisiana sales and use tax and interest for the years 2004 through 2009. Plaintiff asserts that sales and use tax was due on natural gas consumed at VESCO’s processing plants when the gas consumed was provided to the plant operator at no cost pursuant to a processing contract between the producer and VESCO. VESCO disputes plaintiff’s claims. Effective July 1, 2009, natural gas is exempt from sales and use tax in Louisiana. We do not believe that the outcome of this litigation will have a material effect on our financial statements over and above estimated settlement amounts accrued.
We are a party to other various legal proceedings and/or regulatory proceedings and certain claims, suits and complaints arising in the ordinary course of business have been filed or are pending against us. We believe all such matters are without merit or involve amounts which, if resolved unfavorably, would not have a material effect on our financial position, results of operations, or cash flows.
Note 8—Related Party Transactions
Sales to affiliates. We routinely conduct business with other subsidiaries of Targa. The related transactions result primarily from sales of raw natural gas liquids.
Allocation of costs. Employees supporting our operations are employees of Targa. Our financial statements include the salaries and related costs of Targa operational personnel directly assigned to VESCO. These salary related costs are settled via monthly cash settlements. Targa also charges us for allocations of general and administrative costs related to management and support services. Costs allocated to us by Targa were based on identification of resources which directly support us and our proportionate share of costs based on our estimated usage of shared resources and functions. All of the allocations are based on assumptions that management believes are reasonable; however, these allocations are not necessarily indicative of the costs and expenses that would have resulted if we had operated as a stand-alone entity. Settlement of allocations other than salary related costs occur through adjustments to parent investment. VESCO pays us a management fee for operating the joint venture which we allocate as a reduction to operating expense and general and administrative expense. For the periods that VESCO was considered an equity method investment, we have adjusted our equity earnings for management fees received, allocations of general and administrative expenses and operating expenses from Targa.

The following table summarizes the sales to affiliates of Targa, payments made or received by them on our behalf, and allocations of costs from Targa which are settled through an adjustment to parent investment. Management believes these transactions were executed on terms that are fair and reasonable.

	For the Years Ended December 31,
	2009	2008	2007
Cash
Sales to affiliates	$158.6	$45.2	$—
Purchases from affiliates	12.1	3.8	—
Payroll and related costs included in operating expenses	3.8	1.7	—
Management fee	(1.0)	(1.2)	(1.8)
Allocation of general and administrative expenses	3.7	2.9	4.9
Distributions to Targa, net	27.5	44.5	11.1
Contribution to Investment in VESCO	—	—	4.6

Noncash
Allocation of acquisition indebtedness	$—	$137.1	$—
Allocated and affiliate interest expense accrued	10.2	4.9	0.2
Prior to August 1, 2008, the financial results with VESCO were recorded on our books as an equity investment. VESCO had revenues, costs and expenses from affiliates of Targa that are not consolidated into our financial results. The following table shows the affiliated transactions with Targa prior to consolidation:

	Year Ended December 31,
	2008	2007
Included in revenues	$178.1	$145.8
Included in costs and expenses	0.7	4.8
Note 9—Insurance Claims
Under the VESCO operating agreement, each owner is responsible to insure its ownership percentage of their assets. Included in our general and administrative cost allocations is the cost of insuring our share of VESCO under Targa’s corporate insurance program.
We recognize income from business interruption insurance in the period that a proof of loss is executed and submitted to the insurers for payment. Hurricanes Katrina and Rita affected certain of our gulf coast facilities in 2005. For 2009 and 2008, income from business interruption insurance included in revenues resulting from the effects of Hurricanes Katrina and Rita was $1.0 million and $0.6 million. For 2007, business interruption proceeds related to our unconsolidated investment in VESCO of $3.1 million, which is shown in the statement of operations as a component of equity income.
Our acquisition of these assets in October 2005 included a $29.1 million receivable for insurance claims related to property damage caused by Katrina and Rita. During 2008, our cumulative receipts exceeded such amount, and we recognized a gain of $6.6 million, which is shown in the statements of operations as other income. The insurance claim process is now complete with respect to Katrina and Rita for property damage and business interruption insurance.
Certain of our Louisiana facilities sustained damage and had disruptions to their operations during the 2008 hurricane season from two Gulf Coast hurricanes—Gustav and Ike. As of December 31, 2008, we recorded an $8.0 million loss provision (net of estimated insurance reimbursements) in the statements of operations related to the hurricanes. During 2009, the estimate was decreased by $3.1 million. During 2009 and 2008, expenditures related to the hurricanes included $2.8 million and $1.5 million for previously accrued repair costs.

Note 10—Significant Risks and Uncertainties
Nature of Operations in Midstream Energy Industry
We operate in the midstream energy industry. Our business activities include gathering, transporting, processing, fractionating and storage of natural gas, NGLs and crude oil. Our results of operations, cash flows and financial condition may be affected by (i) changes in the commodity prices of these hydrocarbon products and (ii) changes in the relative price levels among these hydrocarbon products. In general, the prices of natural gas, NGLs, condensate and other hydrocarbon products are subject to fluctuations in response to changes in supply, market uncertainty and a variety of additional factors that are beyond our control.
Our profitability could be impacted by a decline in the volume of natural gas, NGLs and condensate transported, gathered or processed at our facilities. A material decrease in natural gas or condensate production or condensate refining, as a result of depressed commodity prices, a decrease in exploration and development activities or otherwise, could result in a decline in the volume of natural gas, NGLs and condensate handled by our facilities.
A reduction in demand for NGL products by the petrochemical, refining or heating industries, whether because of (i) general economic conditions, (ii) reduced demand by consumers for the end products made with NGL products, (iii) increased competition from petroleum-based products due to the pricing differences, (iv) adverse weather conditions, (v) government regulations affecting commodity prices and production levels of hydrocarbons or the content of motor gasoline or (vi) other reasons, could also adversely affect our results of operations, cash flows and financial position.
Commodity Price Risk. A majority of the revenues from our natural gas gathering and processing business are derived from percent-of-proceeds contracts under which we receive a portion of the natural gas and/or NGLs or equity volumes, as payment for services. The prices of natural gas and NGLs are subject to market fluctuations in response to changes in supply, demand, market uncertainty and a variety of additional factors beyond our control.
Counterparty Risk — Credit and Concentration
Our NGL sales are principally with other Targa affiliates. See Note 8. During those years, there were no other non-affiliated counterparties that represented more than 10% of our revenues.
Casualty or Other Risks
Under the VESCO operating agreement, each owner is responsible to insure its ownership percentage of their assets. Targa maintains coverage in various insurance programs related to our share of VESCO, which provides us with property damage, business interruption and other coverages that are customary for the nature and scope of our operations.
Note 11—Subsequent Event
On September 13, 2010, Targa entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with Targa Resources LP (the “Partnership”), under which Targa has agreed to sell, assign, transfer and convey to the Partnership our operations for aggregate consideration of $167.5 million, subject to certain adjustments.
The closing of this Purchase Agreement is subject to the satisfaction of certain conditions. We anticipate the closing of this transaction will occur in the third quarter of 2010.